Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

American Beacon Crescent Short Duration High Income Fund and American Beacon Global Evolution Frontier Markets Income Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of American Beacon Crescent Short Duration High Income Fund and American Beacon Global Evolution Frontier Markets Income Fund (two of the funds constituting the American Beacon Funds) (collectively, the “Funds”), as of January 31, 2016, and the related statements of operations and cash flows (American Beacon Global Evolution Frontier Markets Income Fund only) for the year then ended and the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of each Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of January 31, 2016, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of American Beacon Crescent Short Duration High Income Fund and American Beacon Global Evolution Frontier Markets Income Fund at January 31, 2016, the results of their operations and their cash flows (American Beacon Global Evolution Frontier Markets Income Fund only) for the year then ended and the changes in their net assets and the financial highlights for each of the periods indicated therein in conformity with U.S. generally accepted accounting principles.

Dallas, Texas

March 31, 2016

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

American Beacon Acadian Emerging Markets Managed Volatility Fund, American Beacon Grosvenor Long/Short Fund, and American Beacon SGA Global Growth Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of American Beacon Acadian Emerging Markets Managed Volatility Fund, American Beacon Grosvenor Long/Short Fund, and American Beacon SGA Global Growth Fund (three of the funds constituting the American Beacon Funds) (collectively, the “Funds”), as of January 31, 2016, the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of each Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of January 31, 2016, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of American Beacon Acadian Emerging Markets Managed Volatility Fund, American Beacon Grosvenor Long/Short Fund, and American Beacon SGA Global Growth Fund at January 31, 2016, the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated therein in conformity with U.S. generally accepted accounting principles.

Dallas, Texas

March 31, 2016